UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
July 27, 2023
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 27, 2023, the Board of Directors of Intuit Inc. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) to make certain updates to the procedures and disclosure requirements for all director nominees and stockholder nominations of directors and business proposals, including by requiring a stockholder delivering a nomination notice pursuant to the advance notice provisions of the Bylaws to fully comply, and certify compliance, with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, relating to the universal proxy rules. The amendments also include updates to reflect recent amendments to, and align certain provisions with, the Delaware General Corporation Law and other technical and administrative updates.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.01 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.01	Bylaws of Intuit Inc., as amended and restated on July 27, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 2, 2023	INTUIT INC.

		By:	/s/ Kerry J. McLean
Kerry J. McLean
Executive Vice President, General Counsel and Corporate Secretary